UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2022

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Asset Purchase Agreement

On September 6, 2022, Contigo Health, LLC (“Contigo Health”), a subsidiary of Premier, Inc. (“Premier”), entered into an asset purchase agreement (the “Purchase Agreement”) among Contigo Health and TRPN Direct Pay, Inc. (“TRPN Direct Pay”) and Devon Health, Inc. (“Devon Health” and, together with TRPN Direct Pay, collectively, the “Selling Companies”) pursuant to which Contigo Health has agreed to acquire from the Selling Companies certain assets (the “Transferred Assets”) of the Selling Companies, including contracts with more than 900,000 providers (collectively, the “Assumed Contracts”), and assume certain liabilities and obligations of the Selling Companies with regard to the Assumed Contracts (referred to herein as the “Transaction”). The Transferred Assets relate to businesses of the Selling Companies (the “Applicable Businesses”) focused on improving access to quality healthcare and reducing the cost of medical claims through pre-negotiated discounts with network providers, including acute care hospitals, surgery centers, physicians, and other non-acute providers in the United States. The Transaction contemplates that Contigo Health will also license proprietary cost containment technology of the Selling Companies. Contigo Health plans to leverage the Transferred Assets and Assumed Contracts into a new out-of-network wrap product to be named ConfigureNet™, which is expected to complement and help grow Contigo Health’s health plan administration products.

Pursuant to the terms of the Purchase Agreement, Contigo Health will pay an aggregate purchase price (the “Purchase Price”) for the Transferred Assets of $177.5 million in cash at closing (the “Closing”) of the Transaction. Under the Purchase Agreement, $17.75 million of such Purchase Price will be placed into an escrow account to satisfy indemnification obligations of the Selling Companies to Contigo Health and its affiliates and other parties related thereto under the Purchase Agreement. At Closing Contigo Health will pay directly to the Selling Companies in designated allocations approximately $126.2 million (which is the balance of the Purchase Price after deducting the escrow amount and payment by Contigo Health of estimated tax on behalf of the Selling Companies). Premier expects that the Purchase Price will be funded with either cash on hand or borrowings under its revolving credit facility.

In the Purchase Agreement, the Selling Companies and Contigo Health have made various customary representations and warranties to each other. Claims related to the general representations and warranties of the Selling Companies will survive for 24 months after Closing. Claims related to any intentional misrepresentation or fraud by a Selling Company will survive until the expiration of the applicable statute of limitations. Claims related to certain fundamental representations and warranties, such as due organization and authority for the Transaction and tax matters (collectively, “Fundamental Representations”), will survive indefinitely subject to applicable laws.

The Selling Companies have agreed to indemnify Contigo Health and affiliates thereof for various matters, including damages resulting from (i) breaches of representations and warranties and covenants of the Selling Companies, (ii) liabilities of the Selling Companies or affiliates thereof relating to the Applicable Businesses that are not Assumed Liabilities and (iii) certain tax matters. The indemnification obligations of the Selling Companies generally exclude aggregated claims that do not exceed $30 million (the “Selling Companies Basket Amount”), and the Selling Companies are generally liable only for damages in excess of the Selling Companies Basket Amount subject to maximum aggregate indemnification liability of $17.75 million (the “Selling Companies Indemnification Cap”) for amounts above the Selling Companies Basket Amount. Neither the Selling Companies Basket Amount or the Selling Companies Indemnification Cap is applicable with respect to damages resulting from any intentional misrepresentation or fraud by a Selling Company or breach or inaccuracy of any Fundamental Representation or relating to certain tax matters or other specified matters.

Contigo Health has agreed to indemnify the Selling Companies and affiliates thereof for various matters, including damages resulting from breaches of representations and warranties and covenants of Contigo Health and Assumed Liabilities. The indemnification obligation of Contigo Health generally excludes aggregated claims that do not exceed $1,775,000 (the “Purchaser Basket Amount”), and Contigo Health is generally liable only for damages in excess of the Purchaser Basket Amount subject to maximum aggregate indemnification liability of $17.75 million (the “Purchaser Indemnification Cap”) for amounts above the Purchaser Basket Amount. Neither the Purchaser Basket Amount or the Purchaser Indemnification Cap is applicable with respect to damages resulting from any intentional misrepresentation or fraud by Contigo Health or breach or inaccuracy of certain specified representations of Purchaser or relating to any Assumed Liability (to the extent arising after the Closing) or other specified matters.

The Selling Companies have agreed (on their behalf and on behalf of their affiliates) to five-year post-Closing non-compete covenants generally with respect to engaging in certain businesses (“Restricted Businesses”) that comprise a portion of the Applicable Businesses. The Selling Companies have also agreed (on their behalf and on behalf of their affiliates), for a period of five years after the Closing, to not influence or attempt to influence any person or entity that was a contracting party with the Selling Companies to terminate or adversely amend any existing written or oral agreement of the Restricted Businesses or with Contigo Health or its affiliates. In addition, the Selling Companies (including with respect to their affiliates) are subject to non-solicitation provisions with respect to employees, customers and suppliers and business relationships for a five-year period after Closing, subject to customary carveouts.

The parties have agreed to promptly make such filings as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and Contigo Health has agreed to take such actions as reasonably necessary to eliminate impediments to Closing under the HSR Act and other antitrust laws, including to divest Transferred Assets that would not, in the aggregate, be material to the Applicable Businesses. The Purchase Agreement contains a number of other customary pre-Closing and post-Closing covenants made by the parties thereto.

The Purchase Agreement may be terminated if the Closing does not occur by December 5, 2022 by either Contigo Health or the Selling Companies so long as the failure of the Transaction to close by such date does not result from a breach of the Purchase Agreement by the terminating party. The Purchase Agreement may also be terminated by either party (1) in the event a governmental authority issues an order or takes other action prohibiting the Transaction or (2) for other customary reasons related to material breaches by the other party of representations and warranties or covenants or other agreements under the Purchase Agreement.

The Transaction does not require the approval of stockholders of Premier and is not conditioned on receipt of financing by Contigo Health or Premier. The Transaction is anticipated to close in the first half of fiscal 2023, subject to the satisfaction of certain customary closing conditions, including (i) the expiration or termination of the waiting period under the HSR Act, (ii) delivery of conveyance documents, (iii) the execution and delivery of transition services agreements and other agreements for the parties’ ongoing post-Closing relationship, (iv) the execution and delivery of Restrictive Covenant Agreements by certain affiliates of the Selling Companies, (v) execution and delivery of guarantees of certain affiliates of the Selling Companies, (vi) accuracy of representations and warranties and performance of required covenants and agreements and (vii) the absence of any event or circumstance occurring after the date of the Purchase Agreement that has had or is reasonably likely to have a material adverse effect on the Selling Companies with respect to the Transferred Assets, Assumed Liabilities or Applicable Businesses.

The foregoing summary of the Purchase Agreement and the Transaction does not purport to be a complete description thereof and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto.

Item 7.01	Regulation FD

On September 6, 2022, Premier issued a press release announcing its entry into the Purchase Agreement and discussing other related matters. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is not and shall not be deemed (i) “filed” as part of this Form 8-K or (ii) incorporated into any other document filed or furnished by Premier with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

Statements made under Item 1.01 of this Form 8-K, or furnished with this Form 8-K under Item 7.01 (including the press release referred to under Item 7.01 and furnished herewith as Exhibit 99.1), that are not statements of historical or current fact, such as those related to the expected timing of Closing and statements in Exhibit 99.1 furnished herewith under the heading “Expected Benefits of Transaction” (including those related to Contigo Health’s ability to expand its product offerings and offer increased access to high-quality care and improved employee engagement, increased provider access, better management of out-of-network claims and increased flexibility to employers and the expected positive impact on Premier’s adjusted fully diluted earnings per share in fiscal year 2023) are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements and, accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future financial performance and as to events and trends affecting Premier’s business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at http://investors.premierinc.com. You should carefully read these reports. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after such date or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of September 6, 2022, among Contigo Health, LLC, TRPN Direct Pay, Inc. and Devon Health Inc.

99.1	Press Release of Premier, Inc., dated September 6, 2022 (furnished herewith).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Michael J. Alkire
Name:	Michael J. Alkire
Title:	President and Chief Executive Officer

Date: September 7, 2022